ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") is dated as of March 11, 2008, by and among China Aoxing Pharmaceutical Company Inc, a Florida Corporation (the "Purchasers", "CAXG" or the "Company"), Shijiazhuang Lerentang Pharmaceutical Company Limited, a Chinese corporation ("LRT" or the "Acquiree").

RECITALS:

         CAXG and LRT desire to complete an acquisition transaction pursuant to which CAXG, through Hebei Aoxing Pharmaceutical Group Company Limited, its subsidiary in China, shall acquire 100% ownership of LRT in exchange for a consideration of 80 million RMB in cash and 8 million shares of CAXG restricted common stock; and

         The Board of Directors of CAXG and the three shareholders/representatives, who own 100% of LRT together, have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

         THE SHAREHOLDER are the owners of 100% ownership of LRT, including:

(i)

Shijiazhuang Lerentang Medical Company, Limited, a shareholder of 36.8% of LRT, represented by Shuangjun Xu;

(ii)

 Worker Union of Shijiazhuang Lerentang Medical Company, Limited, a shareholder of 7.2% of LRT, represented by Yongjun Song;

(iii)

Worker Union of Shijiazhuang Lerentang Pharmaceutical Company, Limited, a shareholder of 56% of LRT, represented by Jihong Zhou.

; and

         THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed acquisition transaction.

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE ACQUISITION

         1.1 THE ACQUISITION. At the Closing (as hereinafter defined), CAXG shall acquire 100% of the ownership of LRT from the SHAREHOLDER.

Consideration to be paid by CAXG shall be 8,000,000 restricted shares of the Company plus a total of 80,000,000 RMB in cash ("Consideration").

         LRT was established in 1935, based in Shijiazhuang City, Hebei Province, China.  LRT engages in the businesses of manufacturing and marketing of various kinds of pharmaceuticals products. It is a profitable company with the total annual product sales of approximately $9MM for the year ended December 2007.  LRT currently has 127 SFDA-approved products in its portfolio and has developed a rich line of pain management drugs in pills, tablets, capsules, oral solutions and other formulations. LRT’s best selling product is the Zhong Tong An Capsules, an effective pain medicine developed solely by LRT to relieve dental pain, sore throats and oral ulcers.  Zhong Tong An Capsules accounted for approximately 50% of LRT’s total revenue in 2007.  LRT currently has 52 products listed in the first and second classes of the National Medical Insurance Program, and 101 products entered in the national OTC medicine book. In 2004, LRT passed GMP production certificates for all of its production lines.

The Acquisition shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

         1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this

Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which each and all of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) on a date mutually agreed (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF CAXG. CAXG represents and warrants to LRT and the SHAREHOLDERS as follows:

         (a) ORGANIZATION, STANDING AND POWER. CAXG owns and operates subsidiary that is corporation duly organized, validly existing and in good standing under the laws of China and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

         (b) CERTIFICATE OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. The copies of the Articles of Incorporation and of the Bylaws of CAXG which have been delivered to LRT are true, correct and complete copies thereof. The minute book of CAXG, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of CAXG since the date of incorporation and accurately reflects all transactions referred to in minutes and consents in lieu of meetings.

         (c) AUTHORITY. CAXG has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CAXG. No other corporate or shareholder proceedings on the part of CAXG are necessary to authorize the Acquisition, or the other transactions contemplated hereby.

         (d) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of CAXG or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CAXG which violation would have a material adverse effect on CAXG taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to CAXG in connection with the execution and delivery of this Agreement by CAXG or the consummation by CAXG of the transactions contemplated hereby.

         (e) BOOKS AND RECORDS. CAXG has made and will make available for inspection by LRT upon reasonable request all the books of CAXG to the business of CAXG. Such books of CAXG have been maintained in the ordinary course of business. All documents furnished caused to be furnished to LRT by CAXG are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         (f) COMPLIANCE WITH LAWS. CAXG is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

         (g) SEC FILINGS. CAXG has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

         (h) FINANCIAL STATEMENTS AND TAX RETURNS. Copies of CAXG's audited financial statements for the fiscal year ended June 30, 2007 and of its tax return for the fiscal year 2007 have been delivered to LRT.

         (i) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of CAXG, threatened against or affecting CAXG which is reasonably likely to have a material adverse effect on CAXG, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CAXG having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (j) TAX RETURNS. CAXG has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon CAXG.

         2.2 REPRESENTATIONS AND WARRANTIES OF LRT. LRT represents and warrants to CAXG as follows:

         (a) ORGANIZATION, STANDING AND POWER. LRT is a corporation duly organized, validly existing and in good standing under the laws of China, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

         (b) CERTIFICATE OF INCORPORATION, BYLAWS AND MINUTE BOOKS. The copies of the Certificate of Incorporation and of the other corporate documents of LRT which have been delivered to CAXG are true, correct and complete copies thereof. The minute books of LRT which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of LRT since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

         (c) AUTHORITY. LRT has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its ownership which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of LRT are necessary to authorize the Acquisition and the other transactions contemplated hereby.

         (d) CONFLICT WITH AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of LRT or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LRT or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LRT in connection with the and delivery of this Agreement by LRT, or the consummation by LRT of the transactions contemplated hereby.

         (e) BOOKS AND RECORDS. LRT has made and will make available for inspection by CAXG upon reasonable request all the books of account, relating to the business of LRT. Such books of account of LRT have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to CAXG by LRT are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         (f) COMPLIANCE WITH LAWS. LRT is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

         (g) LIABILITIES AND OBLIGATIONS. LRT has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the LRT financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

         (h) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of LRT threatened against or affecting LRT, which is reasonably likely to have a material adverse effect on LRT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LRT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (i) TAXES. LRT has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and LRT has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. LRT knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

         (j) LICENSES, PERMITS; INTELLECTUAL PROPERTY. LRT owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

         2.3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. By execution of this Agreement, each of the SHAREHOLDERS represents and warrants to CAXG as follows:

         (a) OWNERSHIP FREE AND CLEAR. The ownership of LRT which he or she owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

         (b) UNQUALIFIED RIGHT TO TRANSFER OWNERSHIPS. He or she has the unqualified right to sell, assign, and deliver the portion of the ownership of LRT and, upon consummation of the transactions contemplated by this Agreement, CAXG will acquire good and valid title to such ownerships, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

         (c) AGREEMENT AND TRANSACTION DULY AUTHORIZED. He or she is authorized to execute and deliver this Agreement and to consummate the acquisition transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such SHAREHOLDER is a party or by which such SHAREHOLDER is bound.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

         3.1 COVENANTS OF LRT AND CAXG. During the period from the date of this Agreement and continuing until the Effective Time, LRT and CAXG each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

         (a) ORDINARY COURSE. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         (b) DIVIDENDS; CHANGES IN STOCK. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

         (c) ISSUANCE OF SECURITIES. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

         (d) GOVERNING DOCUMENTS. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

         (e) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

         (f) INDEBTEDNESS. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

         3.2 OTHER ACTIONS. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Acquisition set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

         4.1 RESERVED

         4.2 ACCESS TO INFORMATION. Upon reasonable notice, CAXG and LRT shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of CAXG and LRT shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

         4.3 LEGAL CONDITIONS TO ACQUISITION. Each of CAXG and LRT shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Acquisition. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by CAXG or LRT or any of their related entities or subsidiaries in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligations of each party to effect the Acquisition shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

         5.2 CONDITIONS TO OBLIGATIONS OF CAXG. The obligation of CAXG to effect the Acquisition is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by CAXG:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of LRT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and

CAXG shall have received a certificate signed on behalf of LRT by each of the SHAREHOLDERS to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF LRT. LRT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CAXG shall have received a certificate signed on behalf of LRT by all SHAREHOLDERS to such effect.

         (c) CLOSING DOCUMENTS. CAXG shall have received such certificates and other closing documents as counsel for CAXG shall reasonably request.

         (d) SALES OF OWNERSHIPS. SHAREHOLDERS holding 100% of the ownership of LRT shall have executed this Agreement and consented to completion of the acquisition transaction described herein.

         (e) CONSENTS. LRT shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of CAXG, individually or in the aggregate, have a material adverse effect on LRT and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. LRT shall also have received the approval of its shareholders in accordance with applicable law.

         (f) DUE DILIGENCE REVIEW. CAXG shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of LRT and shall not have determined that any of the representations or warranties of LRT contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that LRT is otherwise in violation of any of the provisions of this Agreement.

         (g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of CAXG, made in good faith, would make the consummation of the Acquisition imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against LRT, the consequences of which, in the judgment of CAXG, could be materially adverse to LRT.

         5.3 CONDITIONS TO OBLIGATIONS OF LRT. The obligation of LRT to effect the Acquisition is subject to the satisfaction of the following conditions unless waived by LRT:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CAXG set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, LRT shall have received a certificate signed on behalf of CAXG by the President or the chief executive officer to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF CAXG. CAXG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and LRT shall have received a certificate signed on behalf of CAXG by the Chairman or the chief executive officer to such effect.

         (c) CLOSING DOCUMENTS. LRT shall have received such certificates and other closing documents as counsel for LRT shall reasonably request.

         (d) CONSENTS. CAXG shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

         (e) DUE DILIGENCE REVIEW. LRT shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of CAXG and shall not have determined that any of the representations or warranties of CAXG contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that CAXG is otherwise in violation of any of the provisions of this Agreement.

         (f) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of LRT, made in good faith, would make the consummation of the Acquisition imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against CAXG the consequences of which, in the judgment of LRT, could be materially adverse to CAXG.

ARTICLE VI

TERMINATION AND AMENDMENT

         6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual consent of CAXG and LRT;

         (b) by either CAXG or LRT if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Acquisition shall have become final and non-appealable; or

         6.2 EFFECT OF TERMINATION. In the event of termination of this

Agreement by either LRT or CAXG as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         6.3 AMENDMENT. This Agreement may be amended by mutual agreement of CAXG, LRT and the SHAREHOLDERS, provided that in the case of CAXG and LRT, any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective shareholders. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

         7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to CAXG:

                  No. 1 Industrial District

                  Xinle City

    Shijiazhuang, Hebei Province, China

         (b)      If to LRT:

                  No 226, Zhonghua Northern Street

                  Shijiazhuang City, Hebei Province,

    China

         (c)    If to the SHAREHOLDER, at the addresses of LRT.

         7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This English version is just a reference, if there is any conflict in meaning between the English language version and Chinese language version of this Agreement, the Chinese version shall prevail

         7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida state court or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         7.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

         7.8 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, LRT shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of CAXG.

         7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, this Acquisition Agreement has been signed by the parties set forth below as of the date set forth above.

China Aoxing Pharmaceutical Company

By: /s/ Shuangjun Xu

    Shuangjun Xu, SHAREHOLDER Representative

     Date: March 11, 2008

By: /s/ Yongjun Song

    Yongjun Song, SHAREHOLDER Representative

     Date: March 11, 2008

By: /s/ Jihong Zhou

    Jihong Zhou, SHAREHOLDER Representative

     Date: March 11, 2008

SHIJIAZHUANG LERENTANG PHARMACEUTICAL COMPANY LIMITED

By: /s/ Zhenjiang Yue

    Zhenjiang Yue, Chairman of the board of directors

     Date: March 11, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.